2022 Short Term Incentive Program (STIP) Plan Provision Terms of the Plan Program Participation  Section 16b Officers  All salaried and hourly-paid employees eligible for variable compensation Financial Objectives  Corporate – Adjusted EBITDA, Levered Free Cash Flow  Chemicals (Combined CAPV and Epoxy) – Adjusted EBITDA, Adjusted Cash Flow  Winchester – Adjusted EBITDA, Adjusted Cash Flow Non-Financial Objectives  Key strategic objectives including Safety, Environmental, Sustainability, People and Valuation objectives Weighting  Corporate – Adjusted EBITDA (50%); Levered Free Cash Flow (30%); Non-Financial (20%)  Divisions –Adjusted EBITDA (60%); Cash Flow (20%); Non-Financial (20%) Target Setting  Targets established by Compensation Committee of the Board of Directors Leverage  Threshold Value Established by Compensation Committee  Maximum Value Established by Compensation Committee  Maximum payout of financial targets = 225%  Maximum payout of non-financial targets = 100%  Maximum total payout of financial and non-financial targets = 200%  No individual award may exceed 200% of target Financial Objectives Payouts  Payout at Target – 100%  Payout at Threshold – 50%  Payout Below Threshold – Zero  Payouts scale down approximately 1.8% for every 1% below target; Scale up approximately 6.25% for every 1% above target  Payout at Maximum for financial objectives is 180%, based on weighting.  If Adjusted EBITDA threshold not met, all financial payouts are discretionary. Non-Financial Objectives Payouts  Payout on achievement of Non-Financial Objectives is independent of performance on Financial Objectives and determined by Compensation Committee.  Payout at Maximum for non-financial objectives is 20%, based on weighting. Exhibit 10.1